Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of April 27, 2012, is entered into between SOLAR HUB UTILITIES, LLC, a Hawaiian limited liability company (the “Debtor”), and SOLAR POWER, INC., a California corporation (the “Secured Party”).

WHEREAS, the Secured Party has made a loan to Debtor (the “Loan”) as evidence by that certain Secured Promissory Note dated April 27, 2012, by Debtor in favor of Secured Party in the original principal amount of One Million Dollars ($1,000,000)(the “Note”);

WHEREAS, the Debtor is the owner of all of the assets described on Schedule A attached hereto (the “Solar Assets”) in connection with the development of certain solar electricity generating projects described on Exhibit 1 attached hereto (the “Projects”); and

WHEREAS, as a requirement in connection with the closing of the Loan, the Debtor has agreed to execute and deliver to the Secured Party this Security Agreement, evidencing the Debtor’s obligation to pay and perform the Obligations (defined below); and

WHEREAS, to secure payment and performance of the Obligations, the Debtor has agreed to grant security interests in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The term “State”, as used herein, means the State of California. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations”, as used herein, means all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party arising from or in connection with the Loan as evidenced by the Note, this Security Agreement and any other document or agreement executed or provided in connection with any of the foregoing documents or transactions, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising. The term “Loan Document” means each and every document and agreement executed or provided in connection with the closing and performance of any the Note or this Security Agreement. The term “Real Property Rights” means any right, title or interest in real property held by the Debtor at any time with respect to any real property upon which any Project is located, and such term includes, without limitation, all of the real property rights and interests now existing or hereafter acquired by the Debtor in any of the Properties or pursuant to any of the Land Contracts. All other capitalized terms used herein or in any schedule attached hereto that are not defined herein shall have the meanings given to those terms on Schedule A.

2. Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in, and pledges and assigns to the Secured Party, the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (collectively, the “Collateral”):

The Solar Assets and all of the following to the extent arising from or used in connection with the Solar Assets: all personal and fixture property of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), equipment leases, equipment lease contracts, finance contracts, finance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

3. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Debtor agrees, in each case at the Debtor’s own expense, to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) endorsing and delivering any notes, tangible chattel paper and instruments to the Secured Party, (c) causing any depository banks and holders to investment property to enter into control agreements and such other agreements as the Secured Party may reasonably require with respect to such items, (d) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (e) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (f) obtaining governmental and other third party consents and approvals, including without limitation any appropriate control agreements and any consent of any licensor, lessor or other person obligated on or in possession of any Collateral, (g) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (h) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

5. Recourse. The Obligations are non-recourse to Debtor. In the event of an Event of Default, Secured Party shall have recourse solely to the Collateral under this Agreement.

6. Reserved.

7. Representations, Warranties and Covenants Concerning Debtor’s Legal Status. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is that indicated on the signature page hereof, (b) the Debtor is a limited liability company organized, validly existing and in good standing in the jurisdiction of California, (c) the Debtor’s organizational identification number, if it has one, is as indicated on the signature page hereof, (d) the Debtor’s mailing address is as indicated on the signature page hereof, and (e) the Debtor is fully authorized and permitted to execute and deliver this Agreement. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name, its mailing address or organizational identification number if it has one, and (b) the Debtor will not change its jurisdiction of organization or domicile.

8. Covenants Concerning Collateral, Etc. The Debtor further covenants with the Secured Party as follows: (a) the Collateral, to the extent it consists of information and documentation relating to Accounts, contracts rights and Documents not delivered to the Secured Party pursuant to the terms hereof, will be kept only at the address of the Debtor set forth on the signature page hereof or other locations approved by Lender, and the Debtor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Debtor shall be the owner of the Collateral and the Real Property Rights free from any lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor shall not pledge, mortgage, encumber or create, or suffer to exist a lien or security interest in the Collateral or any Real Property Rights in favor of any person other than the Secured Party, (d) the Debtor will keep the Collateral and the real property in which the Debtor has any Real Property Rights in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral and the real property in which the Debtor has any Real Property Rights at any reasonable time, wherever located, (f) the Debtor will pay (or cause to be paid) promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement or relating to the real property in which the Debtor has any Real Property Rights, (g) the Debtor will continue to operate, its business in compliance with all applicable federal, state and local laws, statutes and ordinances, (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein or any Real Property Rights, except for sales of inventory in the ordinary course of business; (i) the Debtor will not redeem, purchase, or retire any of the capital stock of the Debtor or declare or pay any dividends (other than stock dividends), or make any other payment or distribution upon any of the capital stock of the Debtor, (j) the Debtor will not make any investment in, or make any loan or advance to, any person, partnership, or corporation, affiliated with the Debtor or to any officers, stockholders, or directors of the Debtor, and (k) the Debtor will comply at all times with all Land Contracts and all other agreements evidencing or relating to the Collateral or any Real Property Rights.

9. Insurance.

9.1 Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee. Without limiting the foregoing, the Debtor will (i) keep all of Debtor’s physical property insured with casualty or physical hazard insurance on an “all risks” basis, with electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law for Debtor, and (iii) maintain with respect to Debtor, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance. The foregoing required insurance coverages shall include, without limitation, insurance coverage on the full replacement value of any equipment held by customers of Debtor pursuant to equipment leases, equipment lease contracts, finance contracts or otherwise in the ordinary course of Debtor’s business to the extent that such equipment is not fully insured by such customers.

9.2 Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

9.3 Notice of Cancellation, etc. All policies of insurance shall provide for at least ten (10) days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

10. Collateral Protection Expenses; Preservation of Collateral.

10.1 Expenses Incurred by Secured Party. In its discretion, after not less than ten (10) days prior written notice to the Debtor (except in the event of an emergency), the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral or any Real

Property Rights, make repairs thereto and pay any necessary filing fees or, if the debtor fails to do so, insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any default.

10.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11. Power of Attorney.

11.1 Appointment and Powers of Secured Party. Upon an Event of Default and while such Event of Default is continuing, the Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, upon an Event of Default and while such Event of Default is continuing, but otherwise without notice to or assent by the Debtor, to do the following: generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.

12. Event of Default; Remedies.

12.1 Event of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) Any failure by the Debtor to pay any part of the Obligations on or before its due date;

(b) Any failure or neglect to perform or observe any of the material terms, provisions or covenants of this Agreement or any other Loan Document (other than a failure or neglect described in one or more of the other provisions of this Section 12.1), which failure continues unremedied after not less than thirty (30) days written notice;

(c) Any warranty, representation or statement contained in this Agreement or any other Loan Document, or made or furnished to the Secured Party by or on behalf of the Debtor, that shall be or shall prove to have been false in any material respect when made or furnished, which defect is not remedied after not less than thirty (30) days written notice;

(d) The dissolution or the death of the Debtor;

(e) The filing by the Debtor (or against the Debtor in which the Debtor acquiesces or which is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to the Debtor or the appointment of a receiver, trustee, custodian or conservator of the assets of the Debtor; or

(f) The insolvency of the Debtor or the execution by the Debtor or any guarantor of an assignment for the benefit of creditors; or if the Debtor is generally not paying its debts as they mature.

(g) Any “Event of Default” as defined in the Note.

(h) Any breach or default under any Land Contract or other agreement evidencing any Real Property Rights, any Power Purchase Agreement, any Interconnection Agreement, or any other material adverse change with respect to a Project, such that the applicable Project will not reasonably be able to obtain a Notice to Proceed for such Project (“Defective Project”), which defect is not remedied after not less than thirty (30) days written notice; provided that, Debtor may remedy such defect by substituting such Defective Project with a replacement Project reasonably acceptable to Secured Party.

12.2 General Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Debtor, and without limiting any of its other rights and remedies upon an Event of Default, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought all rights and remedies available at law and in equity, and in addition thereto, all rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten (10) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten (10) business days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

12.3 Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

12.4 Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Debtor shall, at the request of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

12.5 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (c) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (e) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties, (j) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

13. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

14. Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10.2. The Debtor further waives any and all other suretyship defenses. Further, the Debtor agrees that it is not necessary for the Secured Party to inquire into the powers of the Debtor or the officers, directors, partners or agents acting or purporting to act on its behalf for any purpose. Each party comprising the Debtor is and shall continue to be fully informed as to all aspects of the business affairs of each party comprising the Debtor that it deems relevant to the risks it is assuming and hereby waives and fully discharges the Secured Party from any and all obligations to communicate to either party comprising the Debtor any facts of any nature whatsoever regarding the Debtor’s business affairs. Neither party comprising the Debtor shall have any right of subrogation and hereby waives any right to enforce any remedy which the Secured Party now has, or may hereafter have, against the other party comprising the Debtor. Nothing contained herein shall affect or limit the right of the Secured Party to proceed against any person or entity, including the Debtor, with respect to the enforcement of any guarantee or other similar rights, regardless of whether the Secured Party elects to take any action against the Debtor.

15. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

16. Proceeds of Dispositions; Expenses; Attorneys’ Fees. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor, and the Debtor shall remain liable for any deficiency in the payment of the Obligations. In the event of any action or proceeding involving this Agreement or the Obligations, the prevailing party in such action or proceeding shall be entitled to an award of its reasonable attorneys’ fees and costs.

17. Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate set forth in the Note until paid in full.

18. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Debtor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State or any other state in which the Secured Party has an office or any federal court sitting in the State or any other state in which the Secured Party has an office. The Debtor hereby consents to the non-exclusive jurisdiction of such courts. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

19. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Agreement, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section.

20. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. All references herein to the “Debtor” shall be considered separate references to each of the stated parties comprising the Debtor and to such parties collectively, and all representations, warranties, obligations and agreements applicable to the Debtor shall apply separately to each of the stated parties comprising the Debtor and to such parties collectively. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters discussed herein. This Agreement may only be modified by a written agreement signed by both parties.

[Signatures appear on following page.]

DATED as of the date first set forth above.

SOLAR HUB UTILITIES, LLC, a Hawaiian limited liability company

By:	/s/ Patrick Shudak
Patrick Shudak, Manager

Organizational ID No.: 27-5448735

Address for the Debtor:	2937 Kalakaua Ave., Suite 23
Honolulu, HI 96815

Accepted as of the date first set forth above:

SOLAR POWER, INC., a California corporation

By:	/s/ James R. Pekarsky
James R. Pekarsky, CFO

SCHEDULE A

List of Solar Assets

All of Seller’s right, title and interest, without reservations or restrictions, in and to all of the assets and rights comprising the Projects, whether existing now or in the future, including, without limitation, pursuant to or as reflected in any and all Development Documents, Books and Records, Land Contracts, Permits, the Permit Applications, Reports, Interconnection Rights, Power Purchase Agreements, Project Attributes, Solar Data, or otherwise with respect to any Project.

As used in the preceding paragraph, the following terms shall have the following meanings:

1. Projects. A portfolio of 13 single solar-powered electricity generating plants (including the Facilities and Interconnection) having a combined nominal nameplate capacity of 4,976,000 watts DC to be located on the various Properties, as identified on Exhibit 1.

2. Development Documents. All of the documents and materials with respect to the Projects, including, without limitation, as listed on Schedule B attached hereto, whether existing now or in the future.

3. Books and Records. Any and all data, reports, correspondence, maps, surveys and other business records relating to the Projects that are generated or obtained by Debtor, whether existing now or in the future (other than the Solar Data).

4. Facilities. The solar power generating facilities (including, without limitation, any and all support structures, photovoltaic panels, electrical collection systems, access roads, and any and all other equipment, materials and improvements associated therewith), which are planned for the development related to each of the Projects on each of the Properties.

5. Land Contracts. The letters of intent, lease agreements, or any other contracts or agreements entered into between various property owners, whether existing now or in the future, including, without limitation, those listed on Schedule C attached hereto, establishing the tangible real property interests, easements, or leases in the Properties.

6. Permits. The licenses, consents, certificates, approvals, and permits required for the construction, installation, ownership or operation of the Projects, whether existing now or in the future, including, without limitation, as described on Schedule D attached hereto, including, without limitation, the Conditional Use Permits, if a Conditional Use Permit is required by Law for the Project.

7. Permit Applications. Any and all applications, petitions, filings or requests made to any Authority, whether existing now or in the future, in order to obtain a Permit for a Project.

8. Property. All real property on which any of the Projects is intended to be constructed, as evidenced by Land Contracts, whether existing now or in the future, including, without limitation, that real property subject to the Land Contracts listed on Schedule C.

9. Reports. The Phase I Environmental Assessment, the Title Commitments, the Interconnection Studies and the Solar Study.

10. Interconnection Agreements. The interconnection agreements, whether existing now or in the future, with the appropriate Utility for the interconnection of each Project to the Utility distribution grid.

11. Interconnection Rights. All rights and interests of the non-Utility party, without reservations or restrictions, in the Interconnection Agreements.

12. Power Purchase Agreement. A power purchase agreement or other evidence of a binding commitment from the applicable Utility for the purchase of the electricity generated by the Facility, and any reservation therefore or right thereto, whether existing now or in the future, at a rate not less than $0.238 US per kWh, for a term of not less than twenty (20) years.

13. Project Attributes. The renewable energy certificates or credits, green tags, emission credits, carbon offsets and any other environmental attribute currently available or available at any time in the future related to each Property, Facilities or Project, as well as all tax credits, including, without limitation, production tax credits and investment tax credits.

14. Utility; Utilities. Hawaiian Electrical Company (HECO), Hawaii Maui Electrical Company (MECO) and Hawaii Electric and Light Company (HELCO), as applicable to each Project.

15. Solar Data. Any and all solar data with regard to the Projects, whether existing now or in the future, included, or included by reference, including without limitation the materials set forth on Schedule E attached hereto. The Solar Data includes any solar study with respect to a Project.

SCHEDULE B

List of Development Documents

The Development Documents include, without limitation, all of the following documents and information:

•	All Notices of Completion issued by the governing Utility;

•	Environmental Studies, Reports, and Permits;

•	Project Engineering;

•	Construction bids;

•	Construction Studies, Reports, and Permits (including all CAD drawings);

•	Electrical Studies, Reports, and Permits;

•	Interconnection Studies, Reports, Applications, Permits, and Approvals with the appropriate Utility;

•	Proposed Lease Documents;

•	The Power Purchase Agreement;

•	Storm water management plan and erosion control permits;

•	Hydrology Reports and mitigation measures, if any;

•	Water well documentation and water rights;

•	Dust control Studies, Reports, and Permits;

•	Site development information, drawings, and studies to date;

•	Access Studies, Reports, and Permits;

•	Access road Studies, Reports, and Permits;

•	Temporary & Permanent fencing design;

•	Land Surveys;

•	Electrical Construction Drawings (completed by Seller and paid out of the Purchase Price);

•	Project (homerun) information/design and drawings;

•	Utility connection information/design and drawings;

•	Grounding Grid information/design and drawings;

•	Engineering Reports and Drawings (to be completed by Seller and paid out of the Purchase Price);

•	Geotechnical Investigation information/design and drawings;

•	PV Layout designs, area information/design, and drawings;

•	Entrance permits to public roads;

•	Reports re onsite temporary storage of spoils;

•	Insurance policies;

•	Start-up information/design and drawings;

•	Meter station information/design and drawings;

•	All local governmental approvals including approved Use Permit;

•	Title reports and copies of all exceptions to title;

•	Transmission easements, rights of way, and other rights;

•	Interconnection and related facilities easement and use agreements;

•	All other studies, reports, and drawings to date.

SCHEDULE C

List of Land Contracts

SCHEDULE D

List of Permits

SCHEDULE E

List of Solar Data

EXHIBIT 1

Project List

The following Projects, including all documents, agreements, permits, drawings, applications and other items, set forth in connection with such Projects in DropBox:

Application No.	Name:	Address:	TMK:	Size kW AC:
HECO-OAHU

101-3	THURSTON	0000 Kamehameha Hwy Haleiwa HI 96712	6-2-002-003	500

101-4	GINELLA	62-194 Kawailoa Rd Haleiwa HI 96712	6-1-005-020	500

101-9	TROPIC LAND 8-7-010-010	87-1233 Hakimo Rd Waianae HI 96792	8-7-010-010	500

101-14	TROPIC LAND 8-7-010-006	87-1239 Hakimo Rd Waianae HI 96792	8-7-010-006	500

101-31	KULAAUPUNI	87-204 Kulaaupuni St Waianae HI 96792	8-7-003-008	500

101-95	KUWALE ROAD	86-335 Kuwale Road Waianae HI 96792	8-6-007-002	500

101-92	WAIANAE VALLEY	85-1330 Waianae Valley Rd Waianae HI 96792	8-5-004-031	500

MECO-MAUI

61-2	MLP 5	0 Hui A Road Lahaina HI 96761	4-3-004-024	250

61-3	MLP 6	0 Hui A Road Lahaina HI 96761	4-3-004-025	250

61-5	MLP 10	0 Honokowai Lahaina HI 96761	4-4-002-019	250

61-6	MLP 14	0 Honokowai Lahaina HI 96761	4-4-002-016	250

61-12	MLP 15 Warehouse	0 Honoapiilani Hwy Lahaina HI 96761	4-2-001-042	226

61-13	400 HANA Highway	400 Hana Hwy Kahului HI 96732	3-8-065-024	250